UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 30, 2015
Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)

(615) 234-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 30, 2015, the Board of Directors (the “Board”) of Surgery Partners, Inc. (the “Company”) elected Brent Turner to the Board.

Mr. Turner will serve as a Class II director, which class will stand for re-election at the 2017 annual meeting of stockholders. The Board also appointed Mr. Turner to serve on the Board’s Audit Committee. In connection with the Company’s compliance with the phase-in provisions under NASDAQ Marketplace Rules and the Securities Exchange Act of 1934, Mr. Turner will replace Mr. Matthew Lozow on the Audit Committee.

Mr. Turner will participate in the Company’s non-employee director compensation program described below. Pursuant to this program, Mr. Turner will receive an annual retainer of $75,000 and a grant of nonstatutory stock units with a grant date fair market value of $85,000 for serving on the Board, which will be granted as of the date of his appointment.

On December 30, 2015, the Company issued a press release announcing the appointment of Mr. Turner to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 30, 2015 issued by Surgery Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ MICHAEL T. DOYLE
Michael T. Doyle Chief Executive Officer
Date: December 30, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 30, 2015 issued by Surgery Partners, Inc.